Filed Pursuant to Rule 424(b)(3) and Rule 424(c)

Registration No. 333-291024

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated December 2, 2025)

XCF Global, Inc.

Up to 187,180,141 Shares of Class A Common Stock

This prospectus supplement supplements the prospectus dated December 2, 2025, (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-291024). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2026 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus.

Our common stock is listed on The Nasdaq Stock Market under the symbol “SAFX.” On February 3, 2026, the last reported sale price of our common stock was $0.197 per share. You are urged to obtain current market data and should not use the market price as of February 3, 2026, as a prediction of the future market price of our common stock.

We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined under the federal securities laws, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Smaller Reporting Company” in the Prospectus.

Investing in our securities involves significant risk. You should carefully read and consider the information referred to under “Risk Factors” beginning on page 11 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements with the SEC. We urge you to read the entire prospectus, any such amendments or supplements, any free writing prospectuses we may file with the SEC, and any documents incorporated by reference into this prospectus or any prospectus supplement carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 4, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 City West Blvd Suite 150-138 Houston, TX (Address of principal executive offices)	77042 (Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2026, XCF Global, Inc., a Delaware corporation (“XCF” or the “Company”), entered into a binding term sheet (the “Term Sheet”) with Southern Energy Renewables, Inc., a Louisiana corporation (“Southern”), DevvStream Corp., an Alberta corporation (“DEVS”), and EEME Energy SPV I LLC (“EEME”), which sets forth the principal terms and conditions of a proposed business combination and related financing transactions (collectively, the “Proposed Transaction”). Pursuant to the Term Sheet, and subject to the finalization of mutually agreeable merger structure and definitive transaction documents and ultimately the satisfaction of certain closing conditions, it is expected that Southern and DEVS will each merge with wholly-owned subsidiaries of XCF, with Southern and DEVS surviving, and their respective stockholders receiving shares of Class A common stock of XCF, par value $0.0001 per share (the “Common Stock”), resulting in Southern and DEVS becoming wholly-owned subsidiaries of XCF.

In connection with and to support the Proposed Transaction and subject to the terms and conditions set forth in the Term Sheet, XCF agreed to invest $10 million to convert and build out its New Rise Reno facility for sustainable aviation fuel (“SAF”) blending and related corporate purposes (the “Plant Conversion”), to be funded through the sale by XCF to EEME of $10 million of Common Stock; provided that in no event shall XCF issue to EEME, nor shall EEME (i) acquire more than 41,639,170 shares of XCF’s common stock pursuant to this Term Sheet or (ii) acquire or to otherwise become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder) of a number of shares of Common Stock in excess of 19.99% of the issued and outstanding shares of Common Stock as of the date hereof until such time as XCF has obtain stockholder approval for such issuance (the “Share Cap”). Contemporaneously with the execution of this Term Sheet, EEME is expected to purchase 7,000,000 million shares of Common Stock for $700,000. The issuance and sale to EEME of the remaining 93,000,000 shares of Common Stock is expected, subject to the Share Cap, to be consummated periodically during the period commencing on the date hereof and ending on March 31st, 2026, pursuant to the schedule below (the “Funding Schedule”). EEME is expected to have customary demand and piggy-back registration rights and will not be subject to any lock-up or other transfer restrictions (other than as imposed by applicable securities laws or underwriters.) EEME’s obligation to acquire such shares is independent of the remainder of the proposed Transaction contemplated by the Term Sheet. The offer and sale of the shares of XCF common stock to EEME, will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption or exclusion from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions with the EEME to be made under the Term Sheet.

The Term Sheet provides that the Board of Directors of XCF (the “Board”) post-closing will be comprised of four members designated by XCF (including XCF’s Chief Executive Officer, Chris Cooper, as chair), two members designated by Southern, and one member designated by DEVS.

The Term Sheet includes customary provisions regarding definitive agreements, including that the business combination agreement and related agreements will contain customary representations, warranties, covenants, indemnities, limitations on indemnity, termination provisions, and other terms typical for transactions of this nature.

The Term Sheet further provides for certain interim covenants and restrictions, including, but not limited to, that (so long as EEME continues funding under the schedule) XCF will not issue securities under its equity line of credit without EEME’s approval, neither XCF nor DEVS will effect any reverse split without EEME’s prior written consent, and neither XCF, Southern, nor DEVS (or their affiliates) will sell shares to brokers for naked short coverage.

The Term Sheet is governed by Delaware law, contains customary confidentiality provisions, and will remain in effect until the earliest of: 180 days after its date, execution of definitive agreements, mutual written termination, termination by XCF for failure by EEME to timely fund per the schedule, termination by any party based on unsatisfactory due diligence, or termination by any party to fulfill fiduciary duties in respect of a superior offer.

There can be no assurance that any of the foregoing conditions will be satisfied or waived, that the definitive agreements necessary to consummate the Proposed Transaction will be entered into, or that the Proposed Transaction will be consummated on the terms described herein or at all. The closing the Proposed Transaction, including the satisfaction of the closing conditions, are subject to numerous factors, many of which are outside the control of XCF, including market conditions, regulatory approvals, the actions of third parties, the ability of the parties to negotiate and execute definitive agreements, and the achievement of specified operational and financial milestones, including certain conditions that depend on the business performance and operating results of XCF. Although the Term Sheet provides that certain provisions are binding on the parties, it does not obligate the parties to consummate the Proposed Transaction, and the Term Sheet reflects preliminary, non-final terms that remain subject to further negotiation, modification, and approval by the applicable boards of directors and special committees and may be terminated in accordance with its terms, including in circumstances involving an alleged breach. Any such termination, or a failure by the parties to agree on definitive documentation, could result in disputes or litigation relating to the interpretation, enforceability, or performance of the binding provisions of the Term Sheet, which could be costly, time-consuming, divert management attention, and adversely affect the financial condition or liquidity of one or more of the parties, including their ability to pursue or defend such claims. Accordingly, investors should not place undue reliance on the consummation of the Proposed Transaction or on the achievement of any related milestones or financial thresholds. Moreover, even if the Proposed Transaction is consummated, the parties may never achieve the purpose of the Proposed Transaction and the market value the parties are aiming to achieve may never materialize.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Information regarding unregistered sales of securities set forth under Item 1.01 of this Current Report on Form 8 -K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 26, 2026, the Company, XCF and Southern issued a joint press release announcing the entry into the Term Sheet for the Proposed Transaction. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, and such information shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Additional Information and Where to Find It

In connection with the Proposed Transaction, among the Southern, DEVS and EEME, expect that the partieswill to prepare and file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain preliminary proxy statements of DEVS and XCF that also constitutes a prospectus of XCF (the “Proxy Statements/Prospectus”) in connection with the Proposed Transaction. A definitive Proxy Statement/Prospectus will be mailed to stockholders of the XCF and DEVS as of a record date to be established for voting on the Proposed Transaction and other matters as described in the Proxy Statements/Prospectus. XCF, DEVS and Southern may also file other documents with the SEC regarding the Proposed Transaction. This communication is not a substitute for any proxy statement, registration statement or prospectus, or any other document that XCF, DEVS and Southern (as applicable) may file with the SEC in connection with the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENTS/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY XCF, DEVS OR SOUTHERN WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. XCF’s and DEVS investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when they become available), as well as other filings containing important information about XCF, DEVS, Southern, and other parties to the Proposed Transaction, without charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by (i) XCF will be available free of charge under the tab “Financials” on the “Investors” page of the XCF’s website at https://xcf.global/investor-relations/financials/sec-filings/ or by contacting the XCF’s Investor Relations Department at safx@xcf.global and (ii) will be available free of charge under the tab “Financials” on the “Investor Relations” page of DevvStream’s website at www.devvstream.com/investors/ or by contacting DevvStream’s Investor Relations Department at ir@devvstream.com.

Participants in the Solicitation

XCF, DEVS, Southern, EEME and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from XCF’s and DEVS’ stockholders in connection with the Proposed Transaction. Information regarding the directors and executive officers of (i) XCF is contained in a Current Report on Form 8-K/A, filed with the SEC on October 21, 2025, and in other documents subsequently filed with the SEC and (ii) DEVS is contained in DEVS’ proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on November 18, 2025, and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties including statements regarding the Term Sheet, the Proposed Transaction contemplated thereby, the anticipated structure, timing and conditions of the Proposed Transaction, the anticipated completion of the plant conversion specified in the Term Sheet for the Proposed Transaction, the achievement of specified financial and operational milestones (including annualized blended fuel product revenues in excess of $1.0 billion and minimum annualized EBITDA of $100 million), the anticipated issuance of state-supported bonds by Southern, the valuation the parties are aiming to achieve following the consummation of the Proposed Transaction, and the expected benefits of the Proposed Transaction. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding the expected timing, structure and terms of the Proposed Transaction; the ability of the parties to complete the Proposed Transaction considering the various closing conditions; the expected or targeted benefits of the Proposed Transaction; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by words such as “aim,” “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” “objective,” “goal,” “designed,” or the negatives of these words or other similar expressions that concern the XCF’s, DEVS’s or Southern’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, expectations, and assumptions that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements.

We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Forward-looking statements are based on current expectations, estimates, assumptions and projections and involve known and unknown risks and uncertainties that may cause actual results, developments or outcomes to differ materially from those expressed or implied by such statements. Important factors that could cause actual results, developments or outcomes to differ materially include, among others: (1) changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; (2) the risk that the plant conversion specified in the Term Sheet for the Proposed Transaction is delayed, not completed on the anticipated timeline, or requires additional capital beyond current expectations; (3) the risk that XCF is unable to achieve the specified annualized revenue and EBITDA thresholds contemplated by the Term Sheet, which depend in significant part on XCF’s business performance, operating results, market demand, execution capabilities, and other factors; (4) the risk that Southern does not receive authorization to issue up to $400 million of bonds, that such bonds are delayed, issued on less favorable terms, or not issued at all; (5) the risk that XCF is unable to obtain or maintain compliance with applicable Nasdaq continued listing standards, including regaining compliance with $1.00 minimum bid price requirement, which could result in delisting if compliance is not regained within applicable cure periods; (6) the risk that negotiations among the parties relating to the Term Sheet or any contemplated definitive agreements are delayed, modified, suspended or terminated, including as a result of alleged breaches or differing interpretations of the binding provisions of the Term Sheet; (7) the inability of the parties to agree on mutually acceptable definitive agreements or to satisfy or waive the closing conditions contemplated by the Term Sheet; (8) the occurrence of events, changes or other circumstances that could give rise to the termination of the Term Sheet or any related negotiations, or that could result in disputes or litigation relating to the interpretation, enforceability or performance of the binding provisions of the Term Sheet; (9) the outcome of any legal proceedings that may be instituted against XCF, DEVS, Southern, EEME or their respective affiliates, which could be costly, time-consuming, divert management attention and adversely affect liquidity or financial condition; (10) uncertainty with respect to the scope, timing or completion of due diligence by any party and each party’s satisfaction therewith; (11) uncertainty regarding valuations, capital structure, financing arrangements, equity ownership, or the allocation of economic interests contemplated by the Term Sheet, including the risk that, in the event the Proposed Transaction closes, the parties may never achieve their aim of creating a $3.0 billion combined enterprise (as of the date hereof this statement only represents an objective that the parties intend to achieve on a future date and such objective has not in the past and may never in the future be achieved); (12) changes to the structure, timing or terms of any Proposed Transaction that may be required or deemed appropriate as a result of applicable laws, regulations, accounting considerations, stock exchange requirements or regulatory guidance; (13) the risk that required regulatory, governmental, stock exchange or stockholder approvals are not obtained, are delayed or are subject to conditions that could adversely affect the parties or the expected benefits of any contemplated transaction; (14) the risk that the announcement of the Term Sheet or the pursuit of the contemplated transactions disrupts current plans, operations or relationships of XCF, DEVS or Southern; (15) the risk that anticipated benefits of any contemplated transaction are not realized due to competition, execution challenges, market conditions, or the inability to grow and manage operations profitably; (16) costs, expenses and management distraction associated with the Term Sheet, negotiations, potential litigation and any contemplated transactions; (17) changes in applicable laws, regulations or enforcement priorities, including extensive regulation and compliance obligations applicable to the parties’ businesses; and (18) other economic, business, competitive, operational or financial factors beyond management’s control, including those described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in XCF’s and DEVS filings with the SEC, including their most recent Quarterly Reports on Form 10-Q and subsequent filings.

Although the Term Sheet provides that certain provisions are binding on the parties, it does not obligate the parties to consummate the Proposed Transaction. The consummation of the Proposed Transaction remains subject to the negotiation, execution and delivery of definitive agreements and the satisfaction or waiver of applicable closing conditions, and the Term Sheet may be terminated in accordance with its terms. There can be no assurance that any definitive agreements will be entered into or that the Proposed Transaction will be consummated on the terms described herein or at all. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of future performance or outcomes.

Any forward-looking statements speak only as of the date of this communication. Neither XCF, DEVS, Southern or EEME undertakes any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Neither future distribution of this communication nor the continued availability of this communication in archive form on DEVS’s website at www.devvstream.com/investors/ or XCF’s website at www.xcf.global/investor-relations should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Transaction Term Sheet, dated as of January 26, 2026, by and among XCF Global, Inc., Southern Energy Renewables, Inc., DevvStream Corp. and EEME Energy SPV I LLC.
99.1	Press release, dated as of January 26, 2026
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2026
XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer

Exhibit 10.1

transaction Term sheet

January 26, 2026

This term sheet (this “Term Sheet”) sets forth the principal terms and conditions upon which the parties would pursue the Transaction, as defined and described in detail below. The terms reflected herein are based on certain assumptions made by the parties that are subject to, among other things, the validation of such assumptions, the completion of satisfactory due diligence and discussions with their respective advisors.

Notwithstanding the foregoing, the undersigned parties acknowledge and agree that (i) this Term Sheet is intended to and shall be binding upon each of them as of the date hereof to the extent provided herein, and (ii) until this Term Sheet is terminated in accordance with its terms, each of them will use its commercially reasonable efforts, in good faith, to complete due diligence, memorialize the Transaction and other arrangements effectuated hereby.

This Term Sheet is intended for the sole use of the parties. This information does not purport to be a complete description of the Transaction. This Term Sheet does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Parties	XCF Global Inc., a Delaware corporation (“XCF”)

Southern Energy Renewables Inc., a Louisiana corporation (“Southern”)

DevvStream Corp., an Alberta corporation (“DEVS”)

EEME Energy SPV I LLC (“EEME”)

Background and Purpose

In furtherance of the ongoing discussions between the parties relating to the development of certain alternative energy platforms, the parties are entering into this Term Sheet setting forth the principal terms and conditions of a transaction (the “Transaction”) for the establishment of a company focused on, among other things:

	●	Developing a next-generation low-carbon fuels platform to accelerate sustainable aviation fuel (“SAF”) adoption, green methanol and methanol to jet fuel, expand domestic capacity, and integrate environmental-attribute monetization into a unified customer offering;

	●	Increasing long-term SAF supply across multiple production pathways while advancing the transparency and commercialization of environmental attributes; and

	●	Developing a platform to integrate small modular reactor (“SMR”) nuclear power with electro-sustainable aviation fuel (“eSAF”), AI data center power, data center and environmental-attribute monetization.

“Transaction”

The parties are aiming to build a combined enterprise through the Transaction, including through the satisfaction of the closing conditions described below, that could achieve an enterprise value of approximately $3.0 billion. Subject to tax, listing, financial cost, legal and other considerations, the Transaction is expected to achieve the following, with the specific structuring steps to be mutually agreed.

	●	Southern and DEVS will merge with newly formed wholly-owned subsidiaries of XCF with Southern and DEVS surviving such mergers;

	●	Pursuant to the mergers, Southern and DEVS stockholders will receive shares of common stock of XCF (“XCF Shares”);

	●	As a result of the Transaction, Southern and DEVS will become wholly owned subsidiaries of XCF, and the stockholders of each of Southern and DEVS immediately prior to the Transaction will become stockholders of XCF along with current stockholders of XCF; and

	●	In connection with the Transaction, XCF will make application where necessary for XCF Shares to be listed on Nasdaq and Nasdaq Sweden (and/or other mutually agreeable European and Asian securities exchange).

The parties and their respective advisors will cooperate in good faith to agree upon a final Transaction structure that is the most efficient for all parties.

Capitalization	The capitalization of XCF following the closing of the Transaction will be as follows:

	●	XCF: XCF Shares held by XCF’s stockholders immediately prior to the closing will represent approximately 66.67% of the XCF Shares outstanding following the closing;

	●	Southern: XCF Shares issued to Southern’s stockholders will represent approximately 23.33% of the XCF Shares outstanding following the closing; and

	●	DEVS: XCF Shares issued to DEVS stockholders will represent approximately 10% of the XCF Shares following the closing.

XCF Plant Conversion

XCF will invest $10 million into the buildout and conversion of XCF’s New Rise Reno facility for the production of SAF and blending with Jet A at max blend off take capacity and for required general corporate purposes of XCF during such period of conversion (“Plant Conversion”). Not less than $500,000 of such investment will be allocated and used by XCF for marketing, publicity and other investor relations activities relating to the Plant Conversion.

The Plant Conversion will be funded through the following issuances of XCF Shares:

	●	Contemporaneously with the execution of this Term Sheet, XCF shall issue 7,000,000 XCF Shares to EEME for $700,000;

	●	Commencing on the date hereof and ending on March 31, 2026, pursuant to the schedule below (the “Funding Schedule”), XCF shall periodically issue an additional 93,000,000 XCF Shares to EEME for $9,300,000

	●	Notwithstanding the foregoing, in no event shall XCF issue to EEME, nor shall EEME (i) acquire more than 41,639,170 shares of XCF’s common stock pursuant to this Term Sheet or (ii) acquire or otherwise become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of a number of shares of XCF’s common stock in excess of 19.99% of the issued and outstanding shares of XCF’s common stock until such time as XCF has obtain stockholder approval for such issuance (the “Share Cap”). EEME will have customary demand and piggy-back registration rights and will not be subject to any lock-up or other transfer restrictions (other than as imposed by applicable securities laws or underwriters.) EEME’s obligation to acquire such shares is independent of the remainder of the Transaction contemplated by this Term Sheet.

Funding Schedule:

Week of Feb 7th [1/3rd]
Week of March 7th [1/3rd]
Week of March 31st[1/3rd]

All funding dates to provide for a 2-business day grace period.

SMR	The parties will continue to explore and support:

	●	licensing nuclear fusion technology from industry leaders;

	●	engaging leading nuclear EPC;

	●	zero-carbon nuclear electricity from SMRs to support clean fuel production and energy-intensive end markets, including AI data centers, while enabling robust environmental-attribute structures that may meet evolving compliance, reporting, and market standards; and

	●	the deployment of SMR-generated electricity to support existing and future operating assets, including a potential nuclear power solution for a proposed SAF and eSAF refinery in Louisiana, and to enable a scalable portfolio of verifiable environmental attributes.

XCF Board Directors	Following the closing of the Transaction, the board of directors of XCF (the “Board”) will comprise of:

	●	Four (4) members designated by XCF including its CEO, Chris Cooper, who shall chair the Board.

	●	Two (2) members designated by Southern.

	●	One (1) member designated by DEVS.

Definitive Agreements	The business combination agreement and the other definitive agreements relating to Transaction will include other terms, representations, warranties, conditions, covenants, market indemnities and limitations on indemnities and termination events which are customary for transactions of the type. Concurrently with the execution and delivery of the definitive agreement providing for the Transaction, (i) Southern and DEVS shall terminate (and shall cause to be terminated) that certain Agreement and Plan of Merger (“Agreement and Plan of Merger”), dated as of December 3, 2025, without any liability of any party thereto, (ii) the stockholder of Southern shall approve the Transaction by written consent, (iii) the insider stockholders of XCF and DEVS shall enter into customary support agreements and (iv) the insider stockholders of all of the parties will enter into lock-up agreements; provided, however, no third-party lender to or investor in EEME or its affiliates will be subject to any lock up. Notwithstanding anything to the contrary herein, this Term Sheet, any definitive agreement governing the Transaction and the Transaction remain subject to review, negotiation and approval in their entirety by the special committees of the boards of directors of DEVS and XCF (the “Special Committees”). Nothing herein shall be construed as an obligation of DEVS or XCF to enter into a definitive agreement governing the Transaction nor to consummate the Transaction. Until such time as the Special Committee of DEVS reviews and approves the definitive agreement for the Transaction and DEVS enters into such definitive agreement, nothing herein shall be deemed a waiver of any rights or remedies of DEVS under the Agreement and Plan of Merger.

Other Terms	Provided that EEME continues to fund the additional investment pursuant to the Funding Schedule, from and after the execution of this Term Sheet:

	●	neither XCF nor DEVS shall issue securities under its equity line of credit, unless (i) such issuance is approved by EEME and (ii) in the case of DEVS, 70% of proceeds from such sales are utilized to pay Southern costs or DEVS costs that have been approved by both Southern and DEVS;

	●	Except to the extent contemplated on the date hereof, neither XCF nor DEVS shall engage in any reverse split (or similar transaction) with respect to their equity securities without the prior written consent of EEME;

	●	XCF cooperate with Southern as to off takes for the methanol at Southern’s request; and

	●	Neither XCF, Southern nor DEVS or any of their Affiliates shall sell shares to brokers for any naked short coverage.

Additionally, as soon as reasonably practicable following the execution of this Term Sheet:

	●	XCF and Southern shall use commercially reasonable efforts to engage Interlink for one or more of the expansion sites and make an announcement with ExIm bank relating to the same;

	●	XCF shall use its commercially reasonable efforts to cause New Rise Reno to enter into a forbearance agreement with Twain and GNCU with respect to the New Rise Reno indebtedness (for a period of not less than 6 months) until revenue completed with ramp up with agreed percentage sweep to lender;

	●	XCF shall engage a mutually agreed upon investment bank for future capital raising and Research and Coverage for XCF;

	●	XCF will use its commercially reasonable efforts to cooperate and facilitate (including through the issuance of securities) any settlement of ongoing disputes between XCF and affiliates of EEME; and

	●	The combined company will enter into an updated Consulting Agreement with Focus Impact Partners, the terms of which are approved by Southern and EEME.

Closing Conditions	The consummation of the Transaction will be conditioned upon the satisfaction of the following conditions and other customary closing conditions:

	●	the Plant Conversion shall have been completed;

	●	EEME shall have funded $10 million pursuant to the initial issuance of 7,000,000 XCF Shares and the remaining 93,000,000 XCF Shares pursuant to the Funding Schedule;

	●	XCF shall have entered into a long-term offtake agreement coupled with public announcement with respect to SAF produced by XCF and made a public announcement regarding the same;

	●	XCF and Southern shall have entered into an agreement pursuant to which XCF’s long-term offtake partner will purchase SAF produced by Southern;

	●	Any calendar month in which gross revenues of XCF shall exceed $1 billion on an annualized basis by June 30, 2026, on a go forward basis as it relates to blended fuel product and a minimum annualized EBITDA of $100 million per year on a go forward basis;

	●	Southern shall have been approved by the State of Louisiana to issue at least $400 million in bonds, and a press conference with or press release by officials from the State of Louisiana relating to the same shall have occurred or been made;

	●	Southern will have completed an engagement with the investment bank to sell the bond offering and be in an acceptable process of procuring the bond as it relates to the issuing authority, it being understood that the final bond investment group is subject to approval of Southern;

	●	The registration statement on Form S-4 (or other appropriate form) registering the XCF Shares issued to the stockholders of XCF (if necessary), Southern, and DEVS in the Transaction shall have been declared effective by the US Securities and Exchange Commission;

	●	The stockholders of each of XCF, Southern and DEVS shall have approved the Transaction;

	●	Satisfactory due diligence, execution of definitive documents, approvals by Special Committees and satisfactory fairness opinions obtained by a party (as to valuations and equity split between the parties); and

	●	The XCF Shares shall have been approved for listing on Nasdaq and Nasdaq Sweden (and/or other mutually agreeable European and Asian securities exchanges).

Expenses	The parties will each pay their own expenses, including the fees and expenses of investment bankers and other advisors, incurred in connection with the transactions described in this Term Sheet.

Confidentiality

Without the prior written consent of the disclosing party, no other party shall: (i) use any of the terms, conditions and information contained herein, and confidential information of the other parties disclosed to it in connection herewith (“Confidential Information”)for any purpose other than in furtherance of the Transactions described herein, or (ii) as otherwise required by applicable law.

Except to the extent otherwise required by applicable law or stock exchange requirements (based upon the reasonable advice of counsel), no party shall issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Term Sheet or the Transactions without the prior written consent of all parties.

Governing Law	This Term Sheet shall be governed by and construed in accordance with internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Term	This Term Sheet shall become effective upon the execution hereof by all parties hereto and shall remain in effect until the earliest to occur of the following: (i) the date which is 180 days after the date hereof, (ii) the date that the parties into a definitive agreement providing for the Transaction, (iii) the date all parties enter into a written agreement terminating this Term Sheet, (iv) the date XCF delivers written notice of termination to the other parties hereto following EEME’s failure to fund in full amounts set forth in the Funding Schedule by the dates therein, (v) the date any party delivers written notice of termination to the other parties hereto, if at any point such party is not satisfied with its due diligence analysis, and (vi) the date any party delivers written notice of termination to the other parties, if the board of directors of such party (or committee thereof) has received a superior offer from a third-party, as determined by the such board in good faith.

Miscellaneous

No party may assign any of its rights or obligations hereunder without the prior written consent of each other party hereto. This Term Sheet and the terms herein may not be amended or modified except in writing signed by the parties hereto.

This Term Sheet may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Term Sheet have been inserted for reference only and shall not be deemed to be a part of this Term Sheet.

Term Sheet Deadline Date	End of Day Monday, January 26, 2026

Additional Information and Where to Find It

In connection with the proposed transaction, among the Southern, DEVS and EEME, XCF will prepare and file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain proxy statements of DEVS and XCF that also constitutes a prospectus of XCF (the “Proxy Statements/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to stockholders of the XCF and DEVS. XCF, DEVS and Southern may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any proxy statement, registration statement or prospectus, or any other document that XCF, DEVS and Southern (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENTS/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY XCF, DEVS OR SOUTHERN WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. XCF’s and DEVS investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when they become available), as well as other filings containing important information about XCF, DEVS, Southern, and other parties to the proposed transaction, without charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by (i) XCF will be available free of charge under the tab “Financials” on the “Investors” page of the XCF’s website at https://xcf.global/investor-relations/financials/sec-filings/ or by contacting the XCF’s Investor Relations Department at safx@xcf.global and will be available free of charge under the tab “Financials” on the “Investor Relations” page of DevvStream’s website at www.devvstream.com/investors/ or by contacting DevvStream’s Investor Relations Department at ir@devvstream.com.

Participants in the Solicitation

XCF, DEVS, Southern, EEME and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from XCF’s and DEVS’ stockholders in connection with the proposed transaction. Information regarding the directors and executive officers of (i) XCF is contained in a Current Report on Form 8-K/A, filed with the SEC on October 21, 2025, and in other documents subsequently filed with the SEC and (ii) DEVS is contained in DEVS’ proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on November 18, 2025, and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Term Sheet is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Term Sheet contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that involve substantial risks and uncertainties including statements regarding the term sheet, the proposed transactions contemplated thereby, the anticipated structure, timing and conditions of the proposed transaction, the anticipated completion of the plant conversion specified in the term sheet for the proposed transaction, the achievement of specified financial and operational milestones (including annualized blended fuel product revenues in excess of $1.0 billion and minimum annualized EBITDA of $100 million), the anticipated issuance of state-supported bonds by Southern, the valuation the parties are aiming to achieve following the consummation of the proposed transaction, and the expected benefits of the Transaction. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding the expected timing, structure and terms of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected or targeted benefits of the proposed transaction; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by words such as “aim,” “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” “objective,” “goal,” “designed,” or the negatives of these words or other similar expressions that concern the XCF’s, DEVS’s or Southern’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, expectations, and assumptions that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements.

We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Forward-looking statements are based on current expectations, estimates, assumptions and projections and involve known and unknown risks and uncertainties that may cause actual results, developments or outcomes to differ materially from those expressed or implied by such statements. Important factors that could cause actual results, developments or outcomes to differ materially include, among others: (1) changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; (2) the risk that the plant conversion specified in the term sheet for the proposed transaction is delayed, not completed on the anticipated timeline, or requires additional capital beyond current expectations; (3) the risk that XCF is unable to achieve the specified annualized revenue and EBITDA thresholds contemplated by the term sheet, which depend in significant part on XCF’s business performance, operating results, market demand, execution capabilities, and other factors; (4) the risk that Southern does not receive authorization to issue up to $400 million of bonds, that such bonds are delayed, issued on less favorable terms, or not issued at all; (5) the risk that XCF is unable to obtain or maintain compliance with applicable Nasdaq continued listing standards, including regaining compliance with $1.00 minimum bid price requirement, which could result in delisting if compliance is not regained within applicable cure periods; (6) the risk that negotiations among the parties relating to the term sheet or any contemplated definitive agreements are delayed, modified, suspended or terminated, including as a result of alleged breaches or differing interpretations of the binding provisions of the term sheet; (7) the inability of the parties to agree on mutually acceptable definitive agreements or to satisfy or waive the closing conditions contemplated by the term sheet; (8) the occurrence of events, changes or other circumstances that could give rise to the termination of the term sheet or any related negotiations, or that could result in disputes or litigation relating to the interpretation, enforceability or performance of the binding provisions of the term sheet; (9) the outcome of any legal proceedings that may be instituted against XCF, DEVS, Southern, EEME or their respective affiliates, which could be costly, time-consuming, divert management attention and adversely affect liquidity or financial condition; (10) uncertainty with respect to the scope, timing or completion of due diligence by any party and each party’s satisfaction therewith; (11) uncertainty regarding valuations, capital structure, financing arrangements, equity ownership, or the allocation of economic interests contemplated by the term sheet, including the risk that, in the event the proposed transaction closes, the parties may never achieve their aim of creating a $3.0 billion combined enterprise (as of the date hereof this statement only represents an objective that the parties intend to achieve on a future date and such objective has not in the past and may never in the future be achieved); (12) changes to the structure, timing or terms of any proposed transaction that may be required or deemed appropriate as a result of applicable laws, regulations, accounting considerations, stock exchange requirements or regulatory guidance; (13) the risk that required regulatory, governmental, stock exchange or stockholder approvals are not obtained, are delayed or are subject to conditions that could adversely affect the parties or the expected benefits of any contemplated transaction; (14) the risk that the announcement of the term sheet or the pursuit of the contemplated transactions disrupts current plans, operations or relationships of XCF, DEVS or Southern; (15) the risk that anticipated benefits of any contemplated transaction are not realized due to competition, execution challenges, market conditions, or the inability to grow and manage operations profitably; (16) costs, expenses and management distraction associated with the term sheet, negotiations, potential litigation and any contemplated transactions; (17) changes in applicable laws, regulations or enforcement priorities, including extensive regulation and compliance obligations applicable to the parties’ businesses; and (18) other economic, business, competitive, operational or financial factors beyond management’s control, including those described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in XCF’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Form 10-Q and subsequent filings.

Although the term sheet provides that certain provisions are binding on the parties, it does not obligate the parties to consummate the proposed transaction. The consummation of the proposed transaction remains subject to the negotiation, execution and delivery of definitive agreements and the satisfaction or waiver of applicable closing conditions, and the term sheet may be terminated in accordance with its terms. There can be no assurance that any definitive agreements will be entered into or that the proposed transaction will be consummated on the terms described herein or at all. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of future performance or outcomes.

Any forward-looking statements speak only as of the date of this communication. Neither XCF, DEVS, Southern or EEME undertakes any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Neither future distribution of this communication nor the continued availability of this communication in archive form on DEVS’s website at www.devvstream.com/investors/ or XCF’s website at www.xcf.global/investor-relations should be deemed to constitute an update or re-affirmation of these statements as of any future date.

[Signature Page Follows]

IN WITNESS HEREOF, each of the parties have executed this Term Sheet as of the date first set forth above.

XCF Global. Inc.

By:
Name:	Chris Cooper
Title:	Chief Executive Officer

Southern Energy Renewables Inc.

By:
Name:	Jay Patel
Title:	Chief Executive Officer

Devvstream Corp.

By:
Name:	Sunny Trinh
Title:	Chief Executive Officer

EEME Energy SPV I LLC

By:
Name:	Majique Ladnier
Title:	Managing Member

Exhibit 99.1

XCF Global, Southern Energy Renewables and DevvStream Agree to Binding Term Sheet for Three-Party Merger

HOUSTON, Texas and SACRAMENTO, California, January 26, 2026 — XCF Global, Inc. (“XCF”) (Nasdaq: SAFX), a key player in decarbonizing the aviation industry through sustainable aviation fuel (“SAF”), and DevvStream Corp. (Nasdaq: DEVS) (“DevvStream”), a leading carbon management and environmental-asset monetization firm, today announced that they have agreed to a binding term sheet to combine Southern Energy Renewables Inc. (“Southern”) (together, the “Parties”) in a three-party merger.

If the Parties are able to successfully negotiate a definitive agreement, the Parties believe the combined entity will form an integrated platform of complementary assets, with the opportunity to deploy a disciplined and proprietary environmental attribute and credit generation strategy across North America and emerging markets. The binding term sheet establishes a framework for collaboration and mutual understanding among the Parties.

The proposed transaction is intended to reinforce the development of a low-carbon fuels platform designed to accelerate SAF via HEFA, e-methanol, e-methanol-to-jet fuel pathways, expand domestic production capacity, and integrate environmental-attribute monetization into a unified customer offering. As part of the evaluation and negotiation of the definitive transaction agreement, the Parties plan to explore opportunities for integrating small modular reactor (“SMR”) nuclear power with electro-sustainable aviation fuel (“eSAF”), AI data center power, and associated environmental attribute structures.

Entry into definitive transaction agreements is subject to review and approval by the Boards of Directors of the respective companies. As part of the binding term sheet, an investor has agreed to purchase shares of XCF to fund near-term operations and, critically, to complete targeted upgrades and modifications at XCF’s New Rise Reno refinery. These funds are intended to be used to:

■	complete required mechanical, electrical, and process upgrades,

■	procure catalyst, utilities, and supporting infrastructure,

■	finalize commissioning and reliability improvements, and

■	conduct certain shareholder relations activities related to the updates and modifications at XCF’s New Rise Reno refinery.

The ultimate objective of the incremental funding is to bring the New Rise Reno facility into sustained commercial production and support the ramp-up of SAF output.

Chris Cooper, Chief Executive Officer of XCF commented: “We are excited to formalize a proposed final structure with DevvStream and Southern on what we believe will be a very accretive and excellent opportunity. We believe this combination has the potential to further validate the value XCF brings to the SAF industry while increasing shareholder value and providing alternative clean fuel opportunities. If consummated, this merger has the potential to solidify our footprint in North America as the supreme SAF producer.”

Sunny Trinh, Chief Executive Officer of DevvStream commented: “We believe the next phase of SAF adoption will favor U.S.-based platforms that can move quickly, operate at scale, and better integrate environmental attributes into the fuel value chain to support project economics and customer confidence. If progressed, this merger would bring together complementary strengths—XCF’s scale and speed-to-market, Southern’s biomass feedstock focus, and DevvStream’s environmental-asset capabilities—with the shared objective of building a globally competitive low-carbon fuels platform grounded in real operating execution.”

Jay Patel, Chief Executive Officer of Southern Energy Renewables added: “Southern’s approach is centered on sustainable biomass feedstocks and scalable fuel pathways, and we see meaningful potential in combining that focus with XCF’s production footprint and ability to accelerate commercialization. Subject to completing the necessary documentation, and approvals, we believe this collaboration could create a U.S.-based platform that can compete globally.”

About XCF Global, Inc.

XCF Global, Inc. (“XCF”) (Nasdaq: SAFX) is an emerging sustainable aviation fuel company dedicated to accelerating the aviation industry’s transition to net-zero emissions. Our flagship facility, New Rise Reno, has a permitted nameplate production capacity of 38 million gallons per year, positioning XCF as an early mover among large-scale SAF producers in North America. XCF is working to advance a pipeline of potential expansion opportunities in Nevada, North Carolina, and Florida, and to build partnerships across the energy and transportation sectors to scale SAF globally. XCF is listed on the Nasdaq Capital Market and trades under the ticker, SAFX.

To learn more, visit www.xcf.global.

About DevvStream

DevvStream (Nasdaq: DEVS) is a carbon management company focused on the development, investment, and sale of environmental assets worldwide, including carbon credits and renewable energy certificates.

About Southern Energy Renewables

Southern Energy Renewables Inc. is a U.S.-based clean fuels, chemicals and products developer focused on advancing large-scale biomass-to-fuels projects. These projects are designed to produce carbon-negative SAF and green methanol, supported by integrated carbon capture and sequestration.

Contact

Greg Savarese

g.savarese@xcf.global

DEVS@alpha-ir.com

408.365.4348

Additional Information and Where to Find It

In connection with the proposed business combination transaction among DevvStream, Southern, and Sierra Merger Sub, Inc., DevvStream expects that XCF will prepare and file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain preliminary proxy statements of DevvStream and XCF that also constitutes a prospectus of XCF (the “Proxy Statements/Prospectus”) in connection with the proposed business combination transaction. A definitive proxy statement is expected to be mailed to stockholders of DevvStream and XCF as of a record date to be established for voting on the proposed business combination transaction and other matters as described in the Proxy Statements/Prospectus. DevvStream, XCF and Southern may also file other documents with the SEC and Canadian securities regulatory authorities regarding the proposed transaction. This communication is not a substitute for any proxy statement, registration statement or prospectus, or any other document that DevvStream and Southern (as applicable) may file with the SEC or Canadian securities regulatory authorities in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF DEVVSTREAM ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENTS/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY DEVVSTREAM OR SOUTHERN WITH THE SEC OR CANADIAN SECURITIES REGULATORY AUTHORITIES, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. DevvStream’s investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when they become available), as well as other filings containing important information about DevvStream, Southern, and other parties to the proposed transaction, without charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by (i) XCF will be available free of charge under the tab “Financials” on the “Investors” page of the XCF’s website at https://xcf.global/investor-relations/financials/sec-filings/ or by contacting the XCF’s Investor Relations Department at safx@xcf.global and (ii) DevvStream will be available free of charge under the tab “Financials” on the “Investor Relations” page of DevvStream’s website at www.devvstream.com/investors/ or by contacting DevvStream’s Investor Relations Department at ir@devvstream.com .

Participants in the Solicitation

DevvStream, Southern, XCF, EEME and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from DevvStream’s and XCF’s stockholders in connection with the proposed transaction. Information regarding directors and executive officers of (i) XCF is contained in a Current Report on Form 8-K/A, file with the SEC on October 31, 2025, and in other documents subsequently filed with the SEC and (ii) DevvStream is contained in DevvStream’s proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on November 18, 2025 and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties, including statements regarding the binding term sheet, the proposed transactions contemplated thereby, the anticipated structure, timing and conditions of the proposed transaction, the anticipated completion of the plant conversion specified in the binding term sheet for the proposed transaction, the achievement of specified financial and operational milestones (including annualized blended fuel product revenues in excess of $1.0 billion and minimum annualized EBITDA of $100 million), the anticipated issuance of state-supported bonds by Southern, the valuation the parties are aiming to achieve following the consummation of the proposed transaction, and the expected benefits of the proposed transaction. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding the expected timing, structure and terms of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected or targeted benefits of the proposed transaction; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by words such as “aim,” “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” “objective,” “goal,” “designed,” or the negatives of these words or other similar expressions that concern XCF’s, DevvStream’s,or Southern’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, expectations, and assumptions that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements.

We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Forward-looking statements are based on current expectations, estimates, assumptions and projections and involve known and unknown risks and uncertainties that may cause actual results, developments or outcomes to differ materially from those expressed or implied by such statements. Important factors that could cause actual results, developments or outcomes to differ materially include, among others: (1) changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; (2) the risk that the plant conversion specified in the term sheet for the proposed transaction is delayed, not completed on the anticipated timeline, or requires additional capital beyond current expectations; (3) the risk that XCF is unable to achieve the specified annualized revenue and EBITDA thresholds contemplated by the term sheet, which depend in significant part on XCF’s business performance, operating results, market demand, execution capabilities, and other factors; (4) the risk that Southern does not receive authorization to issue up to $400 million of bonds, that such bonds are delayed, issued on less favorable terms, or not issued at all; (5) the risk that XCF is unable to obtain or maintain compliance with applicable Nasdaq continued listing standards, including regaining compliance with $1.00 minimum bid price requirement, which could result in delisting if compliance is not regained within applicable cure periods; (6) the risk that negotiations among the parties relating to the term sheet or any contemplated definitive agreements are delayed, modified, suspended or terminated, including as a result of alleged breaches or differing interpretations of the binding provisions of the term sheet; (7) the inability of the parties to agree on mutually acceptable definitive agreements or to satisfy or waive the closing conditions contemplated by the term sheet; (8) the occurrence of events, changes or other circumstances that could give rise to the termination of the term sheet or any related negotiations, or that could result in disputes or litigation relating to the interpretation, enforceability or performance of the binding provisions of the term sheet; (9) the outcome of any legal proceedings that may be instituted against XCF, DEVS, Southern, EEME or their respective affiliates, which could be costly, time-consuming, divert management attention and adversely affect liquidity or financial condition; (10) uncertainty with respect to the scope, timing or completion of due diligence by any party and each party’s satisfaction therewith; (11) uncertainty regarding valuations, capital structure, financing arrangements, equity ownership, or the allocation of economic interests contemplated by the term sheet, including the risk that, in the event the proposed transaction closes, the parties may never achieve their aim of creating a $3.0 billion combined enterprise (as of the date hereof this statement only represents an objective that the parties intend to achieve on a future date and such objective has not in the past and may never in the future be achieved); (12) changes to the structure, timing or terms of any proposed transaction that may be required or deemed appropriate as a result of applicable laws, regulations, accounting considerations, stock exchange requirements or regulatory guidance; (13) the risk that required regulatory, governmental, stock exchange or stockholder approvals are not obtained, are delayed or are subject to conditions that could adversely affect the parties or the expected benefits of any contemplated transaction; (14) the risk that the announcement of the term sheet or the pursuit of the contemplated transactions disrupts current plans, operations or relationships of XCF, DEVS or Southern; (15) the risk that anticipated benefits of any contemplated transaction are not realized due to competition, execution challenges, market conditions, or the inability to grow and manage operations profitably; (16) costs, expenses and management distraction associated with the term sheet, negotiations, potential litigation and any contemplated transactions; (17) changes in applicable laws, regulations or enforcement priorities, including extensive regulation and compliance obligations applicable to the parties’ businesses; and (18) other economic, business, competitive, operational or financial factors beyond management’s control, including those set forth in (i) XCF’s filings with the SEC, including the final proxy statement/prospectus relating to the Business Combination filed with the SEC on February 6, 2025, this Press Release and other filings XCF made or will make with the SEC in the future and (ii) DevvStream’s Form 10-K for the fiscal year ended July 31, 2025, filed with the SEC on November 6, 2025, and subsequent reports filed with SEC and Canadian securities regulatory authorities available on DevvStream’s profile at www.sedarplus.ca.

Although the binding term sheet provides that certain provisions are binding on the parties, it does not obligate the parties to consummate the proposed transaction. The consummation of the proposed transaction remains subject to the negotiation, execution and delivery of definitive agreements and the satisfaction or waiver of applicable closing conditions, and the binding term sheet may be terminated in accordance with its terms. There can be no assurance that any definitive agreements will be entered into or that the proposed transaction will be consummated on the terms described herein or at all. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of future performance or outcomes.

Any forward-looking statements speak only as of the date of this communication. Neither DevvStream, XCF, Southern or EEME undertakes any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Neither future distribution of this communication nor the continued availability of this communication in archive form on DevvStream’s website at www.devvstream.com/investors/ or XCF’s website at www.xcf.global/investor-relations should be deemed to constitute an update or re-affirmation of these statements as of any future date.